                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on July 2, 2007  (including amendments thereto) with respect to the Common Stock of Kensey Nash Corporation.
This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 26, 2007

PARCHE, LLC                               RCG STARBOARD ADVISORS, LLC
By: RCG Starboard Advisors, LLC,          By: Ramius Capital Group, L.L.C.,
    its managing member                       its sole member

STARBOARD VALUE AND OPPORTUNITY MASTER    RCG ENTERPRISE, LTD
FUND LTD.                                 By: Ramius Capital Group, L.L.C.,
By: RCG Starboard Advisors, LLC,              its investment manager
    its investment manager
                                          RAMIUS CAPITAL GROUP, L.L.C.
                                          By: C4S & Co., L.L.C.,
                                              as managing member

                                          C4S & CO., L.L.C.

                      By: /s/ Jeffrey M. Solomon
                          ---------------------------------
                          Name:  Jeffrey M. Solomon
                          Title: Authorized Signatory

/s/ Jeffrey M. Solomon                     /s/ Jeffrey C. Smith
-------------------------------------      -------------------------------------
JEFFREY M. SOLOMON                         JEFFREY C. SMITH
Individually and as attorney-in-fact
for Peter A. Cohen, Morgan B. Stark
and Thomas W. Strauss